EXHIBIT 99.3(b)


               IN THE COURT CHANCERY OF THE STATE OF DELAWARE
                        IN AND FOR NEW CASTLE COUNTY

     -----------------------------------x
                                        :
     HARBOR FINANCE PARTNERS,           :
                                        :
                         Plaintiff,     :
                                        :
               - against -              :
                                        :    C.A. No. 15923-NC
     PETER R. BARTON, HERBERT P.        :
     WILKINS, SR., ROBERT L. JOHNSON,   :
     JOHN C. MALONE, DENZEL WASHINGTON, :
     DELANO E. LEWIS, SHEILA CRUMP      :
     JOHNSON, and BET HOLDINGS, INC.,   :
                                        :
                         Defendants.    :
                                        :
     -----------------------------------x

                           CLASS ACTION COMPLAINT

               Plaintiff, for its complaint against defendants, alleges upon information and belief, except as to paragraph 2 which is alleged upon knowledge, as follows:

                            NATURE OF THE ACTION

               1. Plaintiff brings this action individually and as a class action on behalf of all persons, other than defendants, who own Class A Common Stock of BET Holdings, Inc. ("BET" or the "Company") and who are similarly situated, for injunctive and other appropriate relief in connection with a proposal by an investor group which includes Robert L. Johnson ("Johnson"), its Chairman and Chief Executive Officer, and Liberty Media Corp. ("Liberty"). Johnson and Liberty together control a majority of BET's outstanding voting power. The investor group proposes to acquire all of the issued and outstanding shares of BET Class A Common Stock, which they do not own. Alternatively, in the event that the transaction is consummated, plaintiff seeks to recover rescissory and/or compensatory damages caused by the breach of fiduciary duties owed by defendants to BET's minority public shareholders.

                                  PARTIES

               2. Plaintiff is and has been a continuous owner of shares of BET Class A Common Stock at all relevant times described herein.

               3. BET is a corporation duly organized and existing under the laws of the State of Delaware, with its principal offices located at One BET Plaza, 1900 W. Place NE, Washington, D.C. As of October 28, 1996, the Company had approximately 10,125,000 shares of Class A Common Stock outstanding. The officers and directors of BET own approximately 22% of its Class A Common Stock. In addition, Johnson owns 100% of BET's Class C Common Stock and a wholly-owned subsidiary of Liberty owns 100% of BET's Class B Common Stock. BET owns and operates Black Entertainment Television, a national network that broadcasts over cable television.

               4. Defendant Liberty is a corporation duly organized and existing under the laws of the State of Delaware. Liberty controls 100% of the Company's outstanding Class B Common Stock, and approximately 18% of its Class A Common Stock, through direct or indirect wholly owned subsidiaries.

               5. Defendant Johnson at all times material hereto has been the Company's Chairman of the Board and Chief Executive Officer. Johnson beneficially owns approximately 22% of the outstanding Class A Common Stock and 100% of the Class C Common Stock of the Company.

               6. Defendant Peter R. Barton ("Barton") at all times material hereto has been a director of the Company and President and a director of Liberty. Barton beneficially owns 5,000 shares of BET's Class A Common Stock.

               7. Defendant Herbert P. Wilkins, Sr. ("Wilkins") at all times material hereto has been a director of BET.

               8. Defendant John C. Malone ("Malone") at all times material hereto has been a director of the Company and Chairman and a director of Liberty.

               9. Defendant Denzel Washington ("Washington") at all times material hereto has been a director of the Company.

               10. Defendant Delano E. Lewis ("Lewis") at all times material hereto has been a director of the Company.

               11. Defendant Sheila Crump Johnson ("Sheila Johnson") at all times material hereto has been a director of the Company. She is Johnson's wife.

               12. The holders of the Company's Class A Common Stock elected two of the members of BET's current Board and the holders of the Class B and C Common Stock, voting together as a single class, elected five directors. Therefore, the owners of the Class B and C Common Stock, Johnson and Liberty, control the Company and its Board.

               13. The defendants, by reason of their corporate directorships and/or executive positions, and as controlling shareholders in the case of Liberty and Johnson, are fiduciaries to and for the Company's minority shareholders, which fiduciary relationship requires them to act with entire fairness and the utmost good faith in dealing with BET's minority shareholders.

                          CLASS ACTION ALLEGATIONS

               14. Plaintiff brings this action individually on its own behalf and as a class action, on behalf of all stockholders of the Company (except the defendants herein and any person, firm, trust, corporation, or other entity related to or affiliated with any of the defendants) and their successors in interest, who are or will be threatened with injury arising from defendants' actions as more fully described herein (the "Class").

               15. This action is properly maintainable as a class action because:

                    (a) the Class is so numerous that joinder of all members is impracticable. There are hundreds of shareholders who hold the approximately 10,125,000 shares of BET Class A Common Stock outstanding;

                    (b) there are questions of law and fact which are common to the Class including, inter alia, the following:

                         i)   whether the proposed transaction is
     grossly unfair to the public stockholders of BET;

                         ii)  whether defendants have breached their
     fiduciary and other common law duties owned by them to plaintiff and the members of the Class; and

                         iii) whether plaintiff and the other members of the Class would be irreparably damaged were the transaction complained of herein consummated;

                    (c) plaintiff is a member of the Class and is committed to prosecuting this action. Plaintiff has retained competent counsel experienced in litigation of this nature. The claims of plaintiff are typical of the claims of other members of the Class, and plaintiff has the same interests as the other members of the Class. Plaintiff does not have interests antagonistic to or in conflict with those he seeks to represent. Plaintiff is an adequate representative of the Class;

                    (d)  the prosecution of separate actions by
     individual members of the Class would create the risk of inconsistent or varying adjudications with respect to individual members of the Class which would establish incompatible standards of conduct for defendants, or adjudications with respect to individual members of the Class which would as a practical matter be dispositive of the interests of the other members not parties to the adjudications or substantially impair or impede their ability to protect their interests; and

                    (e) the defendants have acted, or refused to act, on grounds generally applicable to, and causing injury to, the Class and, therefore, preliminary and final injunctive relief on behalf of the Class as a whole is appropriate.

                          SUBSTANTIVE ALLEGATIONS

               16. On or about September 11,1997, Liberty and Johnson (the "Buyout Group"), offered to acquire the Company's outstanding shares of Class A Common Stock, which they do not already own, for $48 per share in cash (the "Buyout
     Transaction").

               17. The purpose of the Buyout Transaction is to enable the Buyout Group to acquire one hundred percent (100%) equity ownership of BET and its valuable assets for their own benefit at the expense of BET's public stockholders who will be deprived of their equity investment and the benefits thereof including, among other things, the expected growth in the Company's profitability.

               18. The Buyout Transaction is the product of unfair dealing, and the price to be paid to Class members is unfair and inadequate because, among other things.

                    (a)  The announcement of the proposed Buyout
     Transaction was made when the Company is posed for significant future growth and earnings. Indeed, on June 11, 1997, the Company reported earnings per share of $.36 for the third quarter of its fiscal year ending July 31, 1997, compared with earnings per share of $.30 for the third quarter of its fiscal year ended July 31, 1996, an increase of 20%. For the nine months ended April 30, 1997, earnings per share were $1.09, compared with earnings per share of $.89 for the nine months ended April 30, 1996, an increase of 22 percent.

               Commenting on the quarterly results, Johnson stated:
          "We are pleased with the outstanding operating results reported by our core business, BET Cable Network. During the quarter, BET continued to prove its compelling appeal as it attracted 2.2 million new subscribers, including subscribers to Direct TV, which ensures BET's carriage on all three major satellite delivered programming services. BET's financial success continues to provide us with the means necessary to pursue our strategy of expanding our cable programming presence and pursuing brand extension opportunities in businesses that are compatible with our primary business of providing entertainment, merchandise, and leisure time activities to the black consumer marketplace...."

               (b) Because the Buyout Group has an overwhelming controlling interest in the Company's common stock, no third party will likely bid for BET. Moreover, none of the directors of BET, all of whom are members of, affiliated with or beholden to the Buyout Group, can meaningfully consider the Buyout Transaction or engage in the equivalent of arm's-length bargaining with the Buyout Group. The Buyout Group will be able to proceed with the Buyout Transaction without an auction or other type of market check to maximize value for BET's public shareholders; and

               (c) The Buyout Group timed the announcement of the Buyout Transaction to place an artificial lid or cap on the market price for BET's stock to enable them to acquire the minority stock at the lowest possible price.

               19. By reason of their positions with BET and Liberty's controlling ownership of the Company, defendants are in possession of non-public information concerning the financial condition and prospects of BET, and especially the true value and expected increased future value of BET and its assets, which they have not disclosed to BET's public stockholders.

               20. The proposed Buyout Transaction is wrongful, unfair and harmful to BET's public stockholders, and represents an effort by defendants to aggrandize their own financial position and interests at the expense of and to the detriment of Class members. The Buyout Transaction is an attempt to deny plaintiff and the other members of the Class their right to share proportionately in the true value of BET's valuable assets, future growth in profits, earnings and dividends, while usurping the same for the benefit of the Buyout Group on unfair and inadequate terms.

               21. Defendants, in failing to disclose the material non-public information in their possession as to the value of BET's assets and the full extent of the future earnings potential of BET and its expected increase in profitability, have breached and are breaching their fiduciary duties to the members of the Class.

               22. As a result of defendants' unlawful actions, plaintiff and the other members of the Class will be damaged in that they will not receive their fair portion of the value of BET's assets and business and will be prevented from obtaining the real value of their equity ownership of the Company.

               23. Unless the proposed Buyout Transaction is enjoined by the Court, defendants will continue to breach their fiduciary duties owned to the plaintiff and the members of the Class, will not engage in arm's-length negotiations on the terms of the Buyout Transaction, will consummate and close the transaction complained of to the irreparable harm of the members of the Class.

               24. Plaintiff and the other members of the Class have no adequate remedy at law.

               WHEREFORE, plaintiff demands judgment as follows:

               (a) declaring this action to be a proper class action and certifying plaintiff as the representative of the Class;

               (b) granting preliminary and permanent injunctive relief against consummation of the Buyout Transaction as described herein;

               (c)  in the event the Buyout Transaction is
     consummated, rescinding the Buyout Transaction and/or awarding rescissory damages to the Class;

               (d) ordering defendants, jointly and severally, to account to plaintiff and other members of the Class for all damages suffered and to be suffered by them as the result of the acts and transactions alleged herein;

               (e) awarding plaintiff the costs and disbursements of the action including allowances for plaintiff's reasonable attorneys' and experts' fees; and

               (f) granting such other and further relief as the Court may deem just and proper.

                         ROSENTHAL, MONHAIT, GROSS &
                           GODDESS, P.A.

                         By:________________________________
                            Suite 1401, Mellon Bank Center
                            P.O. Box 1070
                            Wilmington, DE  19899-1070
                            (302) 656-4433
                            Attorneys for Plaintiff

     OF COUNSEL:

     WECHSLER HARWOOD HALEBIAN & FEFFER LLP
     805 Third Avenue
     New York, New York 10022
     (212) 935-7400